Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Shea Ralph, Chief Financial Officer of California Gold Corp. (the “Company”), in compliance with Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Report on Form 10-Q for the period ended March 31, 2014 (the “Report”) filed with the Securities and Exchange Commission:

	Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 22, 2014	By:	/s/ Shea Ralph
Shea Ralph
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to California Gold Corp., and will be retained by California Gold Corp., and furnished to the Securities and Exchange Commission or its staff upon request.